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                                                                EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT



The Stockholders
Lancaster Group, Inc.:

We consent to the incorporation by reference in this Form 8-K of West Coast Entertainment Corporation of our report dated February 23, 1996, with respect to the balance sheets of Lancaster Group, Inc. as of December 31, 1995 and 1994, and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the Registration Statement on Form S-1 (No. 333-00272) of West Coast Entertainment Corporation dated May 4, 1996.

Our report refers to a change in method of accounting for videocassette rental inventory.



                                     /s/ KPMG Peat Marwich LLP
                                     ----------------------------------
                                         KPMG Peat Marwich LLP




Louisville, Kentucky
May 31, 1996